Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-95855 of Apogee Enterprises, Inc. on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of Apogee Enterprises, Inc. 401(k) Retirement Plan for the year ended December 31, 2003.

Deloitte & Touche LLP

Minneapolis, Minnesota

June 4, 2004